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                                                                EXHIBIT 5.1

                [LETTERHEAD OF WILSON SONSINI GOODRICH & ROSATI]

                            September 20, 2000

Via Overnight Mail

ClearCommerce Corporation
11500 Metric Boulevard, Suite 300
Austin, Texas 78758

     Re: Registration Statement on Form S-1.

Ladies and Gentlemen:

   We have examined the Registration Statement on Form S-1 (Registration No. 333-31878) filed by ClearCommerce Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on March 7, 2000 (as such registration statement may be amended or supplemented, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of up to 4,025,000 shares of your common stock (the "Shares"). The Shares, which include up to 525,000 shares of common stock issuable pursuant to an over-allotment option granted to the underwriters, are to be sold to the underwriters as described in such Registration Statement for the sale to the public. As your counsel in connection with this transaction, we have examined the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares.

   It is our opinion that, assuming the Shares are issued at the price established by the pricing committee of the Board of Directors of the Company and assuming that the Shares are issued and sold in the manner referred to in the Registration Statement and approved by the pricing committee of the Board of Directors of the Company, the Shares will be legally and validly issued, fully paid and nonassessable.

   We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.

                                          Very truly yours,

                                          WILSON SONSINI GOODRICH & ROSATI
                                          Professional Corporation

                                          /s/ WILSON SONSINI GOODRICH & ROSATI